Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
TESORO LOGISTICS LP
     This Certificate of Limited Partnership, dated December 3, 2010, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.
     1. Name. The name of the Partnership is “Tesoro Logistics LP”.
     2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:
2711 Centerville Road, Suite 400
Wilmington, Delaware 19801
     The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act is:
Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, Delaware 19801
     3. General Partner. The name and the mailing address of the general partner are:
Tesoro Logistics GP, LLC
19100 Ridgewood Parkway
San Antonio, Texas 78259-1828
     4. This Certificate of Limited Partnership shall become effective upon filing with the Secretary of State of the State of Delaware.
[Signature page follows]

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC, its general partner

By:	/s/ Charles S. Parrish Charles S. Parrish
Vice President, General Counsel
and Secretary
Signature Page to Certificate of Limited Partnership of Tesoro Logistics LP